Exhibit 99.1

For Immediate Release

January 21, 2004

CONTACT
Tricia Linderman, 214.932.6798
tricia.linderman@texascapitalbank.com

TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR 2003

Dallas, Texas — January 21, 2004 — Texas Capital Bancshares (Nasdaq: TCBI), the parent company of Texas Capital Bank, continued its strong growth in 2003 as compared to 2002.

•	EPS increased 88%

•	Net income increased 88%

•	Loans grew 23%

•	Deposits grew 21%

“2003 was a significant year for the Bank as we completed a successful IPO, celebrated our five year anniversary, reached $2.2 billion in assets, entered Houston, our fifth targeted market, and continued to deliver on our financial commitments,” said Jody Grant, Chairman and CEO. “It was also a great year for attracting talent, including a number of new Relationship Managers, which is critical to the Company’s future growth and profitability.”

FINANCIAL SUMMARY
(dollars in thousands)

	December 2003	December 2002	% Change

Total Assets	$2,192,875	$1,793,282	22%
Total Deposits	1,445,030	1,196,535	21%
Loans, Net	1,212,046	988,019	23%
Loans, Held For Sale	80,780	116,106	(30)%
Quarterly Net Income	3,614	1,872	93%
Full Year Net Income	13,834	7,343	88%
Quarterly Diluted EPS	$.14	$.08	75%
Full Year Diluted EPS	$.60	$.32	88%
Quarterly ROA	.68%	.45%	51%
Full Year ROA	.70%	.54%	30%
Quarterly ROE	8.55%	6.07%	41%
Full Year ROE	9.71%	6.27%	55%

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income of $3.6 million for the fourth quarter of 2003 compared to $1.9 million for the fourth quarter of 2002. On a fully diluted basis, earnings per share were $.14 for the three months ended December 31, 2003 compared to $.08 for the same period last year, representing an increase of 75 percent. Net income for the year ended December 31, 2003 was $13.8 million compared to $7.3 million for the same period in 2002. Earnings per share on a fully diluted basis for the year ended December 31, 2003 were $.60 versus $.32 for the same period in 2002, an increase of 88%.

Return on average equity was 8.55 percent and return on average assets was .68 percent for the fourth quarter of 2003 compared to 6.07 percent and .45 percent, respectively, for the fourth quarter of 2002. The increase in net income and continued improvement in returns on equity and assets in 2003 are attributed to growth in net interest income and improvement in non-interest income. Capital adequacy remained sound and was enhanced with proceeds of the IPO during the third quarter of 2003.

Net interest income was $15.4 million for the fourth quarter of 2003, compared to $11.8 million for the fourth quarter of 2002. The increase was due to an increase in average earning assets of $424.1 million as compared to the fourth quarter of 2002, with a 9 basis point increase in net interest margin. The increase in average earning assets included a $156.8 million increase in average net loans and a $272.8 million increase in average securities. Growth in our core loan portfolio (excluding loans held for sale) totaled $104 million during the fourth quarter.

Average interest bearing liabilities increased $335.8 million from the fourth quarter of 2002, which included a $201.6 million increase in interest bearing deposits and a $118.3 million increase in other borrowings. The increase in interest bearing deposits includes the purchase of deposit accounts from Bluebonnet Savings Bank, FSB in August 2003. The increase in average borrowings was primarily related to an increase in federal funds purchased and securities sold under repurchase agreements, and was used to supplement deposits in funding the purchase of securities and the growth in loans. The average cost of interest bearing liabilities decreased from 2.44 percent for the quarter ended December 31, 2002 to 1.80 percent for the same period of 2003, reflecting the reduction in market interest rates.

In management’s opinion, overall portfolio quality remained at an appropriate level at this stage of the economic cycle and in comparison to regional peers. The Company reported improvements in both the level of non-performing loans and net charge-offs from third quarter 2003 levels. In 2003, net charge-offs of $836,000 represented .07 percent of average loans, compared to net-charge-offs of $3.7 million, or .38% of average loans, in 2002. The provision for possible loan losses and the reserve reflect consistent application of the methodology for establishing management’s assessment of the risks in Texas Capital Bank’s loan portfolio.

Non-interest expense for the fourth quarter of 2003 increased $1.6 million or 16 percent, to $11.6 million in the fourth quarter of 2003 from $10.0 million in the fourth quarter of 2002, which included $1.2 million in IPO expenses. The increase is primarily related to a $2.3 million increase in salaries and employee benefits to $6.6 million from $4.3 million. This increase was offset in part by the $1.2 million in IPO costs incurred in 2002. The increase in salaries and employee benefits resulted from an increase in the total number of employees. The increase related to general continued growth, staffing for the new Houston office and the start-up of the residential mortgage origination group.

During the fourth quarter, management modestly increased asset sensitivity, positioning the Company to benefit from an improving economy and rising interest rates. The interest sensitivity is largely due to the concentration of assets in variable rate loans.

EARNINGS CALL

These results will be discussed today at 4:30 p.m. EST. The earnings call is being webcast to both institutional and individual investors. Institutional investors can access the call via CCBN’s password-protected event management site at www.streetevents.com. Individual investors can participate in the call through CCBN’s individual investor center at www.fulldisclosure.com.

The conference call only portion may be accessed through the following numbers:

Domestic Dial-in 800.901.5241 International Dial-in 617.786.2963 Passcode TCBI

A replay of the conference call will be available from January 22 through January 28 and can be accessed at the following numbers:

Domestic Dial-in 888.286.8010 International Dial-in 617.801.6888 Passcode 93708527

ABOUT TEXAS CAPITAL BANK

Texas Capital Bancshares (Nasdaq: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston, Plano, and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the registration statement on Form S-3, as amended, relating to the initial public offering and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2003	2003	2003	2003	2002

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income	$22,998	$20,977	$21,363	$20,146	$20,067
Interest expense	7,600	7,626	8,699	8,404	8,303

Net interest income	15,398	13,351	12,664	11,742	11,764
Provision for loan losses	700	475	1,600	1,250	1,270

Net interest income after provision for loan losses	14,698	12,876	11,064	10,492	10,494
Non-interest income	2,255	2,512	2,473	2,986	2,106
Gain on sale of securities	(20)	—	345	341	—
Non-interest expense	11,618	10,483	16,901	9,378	10,027

Income (loss) before income taxes	5,315	4,905	(3,019)	4,441	2,573
Income tax expense (benefit)	1,701	1,573	(6,876)	1,410	701

Net income	$3,614	$3,332	$3,857	$3,031	$1,872

Diluted EPS	$.14	$.14	$.18	$.14	$.08
Adjusted income(1)	$3,614	$3,332	$2,320	$3,031	$2,645

Adjusted diluted EPS(1)	$.14	$.14	$.11	$.14	$.14
Diluted shares	25,808,258	23,670,626	21,509,249	21,433,360	19,352,458
CONSOLIDATED BALANCE SHEET DATA
Total assets	$2,192,875	$2,151,128	$2,003,818	$1,948,487	$1,793,282
Loans, net	1,212,046	1,108,552	1,073,392	1,037,121	988,019
Loans held for sale	80,780	91,686	157,176	122,950	116,106
Securities	775,338	811,968	649,522	620,769	553,169
Deposits	1,445,030	1,427,107	1,340,322	1,296,146	1,196,535
Other borrowings	545,754	527,613	502,967	504,142	449,460
Long-term debt	20,620	20,620	20,620	10,310	10,000
Stockholders’ equity	171,756	165,080	132,168	127,762	124,976
SELECTED FINANCIAL RATIOS
Net interest margin	3.07%	2.76%	2.78%	2.83%	2.98%
Return on average assets(1)	.68%	.64%	.80%	.67%	.45%
Return on average equity(1)	8.55%	9.05%	12.03%	9.68%	6.07%
Efficiency ratio (excludes securities gains)(1)	65.89%	66.08%	111.65%	63.67%	72.29%
Tier 1 capital ratio	12.03%	12.35%	10.27%	9.69%	10.16%
Total capital ratio	13.17%	13.53%	11.50%	10.88%	11.32%
Tier 1 leverage ratio	8.83%	8.81%	7.43%	7.15%	7.66%
ASSET QUALITY SUMMARY
Non-performing loans	$10,224	$12,121	$12,690	$3,807	$2,911
Net charge-offs	249	473	219	(105)	576
Net charge-offs to average loans	.08%	.15%	.07%	(.04%)	.21%
Allowance for loan losses to total loans	1.35%	1.41%	1.38%	1.35%	1.30%
Allowance for loan losses to non-performing loans	173.39%	142.53%	136.12%	417.47%	499.42%
Non-performing loans to total loans	.78%	.99%	1.01%	.32%	.26%

(1)	During the quarter ended June 30, 2003, net income included the impact of reversing our deferred tax asset valuation allowance of $5.9 million, $6.3 million in penalties related to unwinding repurchase agreements prior to maturity and approximately $250,000 in separation expense related to the resignation of a senior officer. For the quarter ended June 30, 2003, adjusted income, or income per share excluding the impact of reversing the valuation allowance, unwinding penalties and separation expense would have been $0.11, on a diluted basis. During the quarter ended December 31, 2002, net income included $1.2 million in IPO expenses recognized as our offering was postponed. For the quarter ended December 31, 2002, adjusted income, or income per share excluding these IPO expenses would have been $0.14 on a diluted basis. Adjusted income per share, or income per share excluding the impact of reversing the valuation allowance, unwinding penalties and separation expense for the quarter ended June 30, 2003 and adjusted income per share, or income per share excluding IPO expenses for the quarter ended December 31, 2002 are non-GAAP financial measures. As disclosed in our final prospectus filed August 13, 2003 and our second quarter Form 10Q, management believes that these non-GAAP financial measures are useful to investors and to management because they provide additional information that more closely reflects our intrinsic operating performance and growth. Reversal of the entire valuation allowance was based on our assessment of our ability to generate earnings to allow the deferred tax assets to be realized which is supported by our current earnings trends. We unwound certain repurchase agreements, incurring the unwinding penalties, in order to take advantage of historical lows in interest rates, which had decreased on similar repurchase agreements by approximately 1.4% since the time we entered into the original repurchase agreements. Although we have experienced employee separations in the past, this was the first separation with an executive who had entered into an employee agreement with us. We currently have only four other employees with employment agreements. Since we have not had any reversals of valuation allowances, unwinding penalties or separation expenses related to employees who have employment agreements in our operating history, and because expenses related to the initial public offering will not recur now that the offering is completed, we believe that these non-GAAP financial measures are useful to investors and to management to understand the development of our income per share results, efficiency ratio and ratio of non-interest expense to average assets since our founding and to help in comparing our intrinsic operating performance in different periods. Management also uses these measures internally to evaluate our performance and manage our operations. These measurements should not be regarded as a replacement for corresponding GAAP measures.

The following table reconciles each of the non-GAAP financial measures described above to the most directly comparable financial measure presented in accordance with GAAP.

(Dollars in thousands except	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
per share data)	2003	2003	2003	2003	2002

Net income before adjustments	$3,614	$3,332	$3,857	$3,031	$1,872
Adjustments (net of tax):
Repurchase agreement unwinding penalties	—	—	4,223	—	—
Impact of reversing deferred tax asset valuation allowance	—	—	(5,929)	—	—
IPO expenses and other	—	—	169	—	773

Adjusted income	$3,614	$3,332	$2,320	$3,031	$2,645

Adjusted diluted EPS	$.14	$.14	$.11	$.14	$.14

SELECTED FINANCIAL RATIOS
Return on average assets	.68%	.64%	.80%	.67%	.45%
Adjusted return on average assets	.68%	.64%	.48%	.67%	.63%
Return on average equity	8.55%	9.05%	12.03%	9.68%	6.07%
Adjusted return on average equity	8.55%	9.05%	7.23%	9.68%	8.57%
Efficiency ratio (excludes securities gains)	65.89%	66.08%	111.65%	63.67%	72.29%
Adjusted efficiency ratio (excludes securities gains)	65.89%	66.08%	68.63%	63.67%	63.71%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,	%
	2003	2002	Change

Assets
Cash and due from banks	$69,551	$88,744	(21.6)%
Securities, available-for-sale	775,338	553,169	40.2%
Loans, net	1,212,046	988,019	22.7%
Loans held for sale	80,780	116,106	(30.4)%
Premises and equipment, net	4,672	3,829	22.0%
Accrued interest receivable and other assets	48,992	41,919	16.9%
Goodwill, net	1,496	1,496	—

Total assets	$2,192,875	$1,793,282	22.3%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$301,886	$238,873	26.4%
Interest bearing	1,143,144	957,662	19.4%

Total deposits	1,445,030	1,196,535	20.8%
Accrued interest payable	3,468	3,826	(9.4)%
Other liabilities	6,247	8,485	(26.4)%
Federal funds purchased	78,961	83,629	(5.6)%
Repurchase agreements	432,255	302,083	43.1%
Other borrowings	34,538	63,748	(45.8)%
Long-term debt	20,620	10,000	106.2%

Total liabilities	2,021,119	1,668,306	21.1%

Stockholders’ equity:
Series A convertible preferred stock, $.01 par value, 6%:
Authorized shares - 10,000,000 Issued shares - 1,057,142 at December 31, 2002	—	11	100.0%
Common stock, $.01 par value:
Authorized shares - 100,000,000 Issued shares - 24,715,607 and 18,500,812 at December 31, 2003 and 2002, respectively	247	185	33.5%
Series A-1 non-voting common stock, $.01 par value:
Issued shares - 293,918 and 695,516 at December 31, 2003 and 2002, respectively	3	7	(57.1)%
Additional paid-in capital	167,751	131,881	27.2%
Accumulated deficit	487	(13,347)	103.6%
Treasury stock (shares at cost: 84,274 and 97,246 at December 31, 2003 and 2002, respectively)	(573)	(668)	(14.2)%
Deferred compensation	573	573	—
Accumulated other comprehensive income	3,268	6,334	(48.4)%

Total stockholders’ equity	171,756	124,976	37.4%

Total liabilities and stockholders’ equity	$2,192,875	$1,793,282	22.3%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	Three Months Ended
	December 31		Year Ended December 31

	2003	2002	2003	2002

Interest income
Interest and fees on loans	$15,660	$14,842	$62,451	$54,387
Securities	7,319	5,164	22,853	15,484
Federal funds sold	16	39	166	243
Deposits in other banks	3	22	14	28

Total interest income	22,998	20,067	85,484	70,142
Interest expense
Deposits	4,911	5,573	20,931	21,223
Federal funds purchased	293	395	1,550	1,540
Other borrowings	2,138	2,270	8,943	5,068
Long-term debt	258	65	905	65

Total interest expense	7,600	8,303	32,329	27,896

Net interest income	15,398	11,764	53,155	42,246
Provision for loan losses	700	1,270	4,025	5,629

Net interest income after provision for loan losses	14,698	10,494	49,130	36,617
Non-interest income
Service charges on deposit accounts	850	717	3,446	2,772
Trust fee income	376	260	1,313	987
Gain (loss) on sale of securities	(20)	—	666	1,375
Cash processing fees	—	—	973	993
Bank owned life insurance (BOLI) income	326	591	1,619	735
Mortgage warehouse fees	276	250	1,524	693
Other	427	288	1,351	1,070

Total non-interest income	2,235	2,106	10,892	8,625
Non-interest expense
Salaries and employee benefits	6,614	4,265	23,604	16,757
Net occupancy expense	1,336	1,234	4,987	5,001
Advertising and affinity payments	214	226	819	1,236
Legal and professional	614	863	2,867	3,038
Communications and data processing	819	722	3,042	2,839
Franchise taxes	13	27	124	108
Repurchase agreement penalties	—	—	6,262	—
IPO expenses	—	1,190	—	1,190
Other	2,008	1,500	6,675	5,201

Total non-interest expense	11,618	10,027	48,380	35,370

Income before income taxes	5,315	2,573	11,642	9,872
Income tax expense (benefit)	1,701	701	(2,192)	2,529

Net income	3,614	1,872	13,834	7,343
Preferred stock dividends	—	(280)	(699)	(1,097)

Income available to common stockholders	$3,614	$1,592	$13,135	$6,246

Earnings per share:
Basic	$.14	$.08	$.62	$.33
Diluted	$.14	$.08	$.60	$.32
Average shares:
Basic	24,931,273	19,160,239	21,332,746	19,145,255
Diluted	25,808,258	19,352,458	23,118,804	19,344,874

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2003	2003	2003	2003	2002

Beginning balance	$17,276	$17,274	$15,893	$14,538	$13,844
Loans charged-off:
Commercial	—	33	17	—	11
Real estate	200	200	2	—	—
Consumer	5	—	—	—	5
Leases	107	261	237	13	698

Total	312	494	256	13	714
Recoveries:
Commercial	—	—	—	78	31
Consumer	—	—	—	—	—
Leases	63	21	37	40	107

Total recoveries	63	21	37	118	138

Net charge-offs (recoveries)	249	473	219	(105)	576
Provision for loan losses	700	475	1,600	1,250	1,270

Ending balance	$17,727	$17,276	$17,274	$15,893	$14,538

Reserve for loan losses to loans outstanding at end of period	1.35%	1.41%	1.38%	1.35%	1.30%
Net charge-offs to average loans(1)	.08%	.15%	.07%	(.04%)	.21%
Provision for loan losses to average loans(1)	.22%	.15%	.53%	.45%	.47%
Recoveries to gross charge-offs	20.19%	4.25%	14.45%	907.69%	19.33%
Reserve as a multiple of net charge-offs	71.19x	36.5x	78.9x	—	25.2x
Non-performing loans:
Loans past due (90 days)	$7	$1,095	$1,145	$38	$135
Non-accrual	10,217	11,026	11,545	3,769	2,776

Total	$10,224	$12,121	$12,690	$3,807	$2,911

Reserve as a percent of non-performing loans	173.39%	142.53%	136.12%	417.47%	499.42%

(1) Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2003	2003	2003	2003	2002

Interest income
Interest and fees on loans	$15,660	$16,114	$15,981	$14,696	$14,842
Securities	7,319	4,839	5,335	5,360	5,164
Federal funds sold	16	20	43	87	39
Deposits in other banks	3	4	4	3	22

Total interest income	22,998	20,977	21,363	20,146	20,067
Interest expense
Deposits	4,911	5,041	5,597	5,382	5,573
Federal funds purchased	293	348	469	440	395
Other borrowings	2,138	1,980	2,380	2,445	2,270
Long-term debt	258	257	253	137	65

Total interest expense	7,600	7,626	8,699	8,404	8,303

Net interest income	15,398	13,351	12,664	11,742	11,764
Provision for loan losses	700	475	1,600	1,250	1,270

Net interest income after provision for loan losses	14,698	12,876	11,064	10,492	10,494
Non-interest income
Service charges on deposit accounts	850	856	897	843	717
Trust fee income	376	350	306	281	260
Gain on sale of securities	(20)	—	345	341	—
Cash processing fees	—	—	73	900	—
Bank owned life insurance (BOLI) income	326	451	428	414	591
Mortgage warehouse fees	276	545	424	279	250
Other	427	310	345	269	288

Total non-interest income	2,235	2,512	2,818	3,327	2,106
Non-interest expense
Salaries and employee benefits	6,614	5,754	5,857	5,379	4,265
Net occupancy expense	1,336	1,265	1,199	1,187	1,234
Advertising and affinity payments	214	213	199	193	226
Legal and professional	614	744	930	579	863
Communications and data processing	819	767	736	720	722
Franchise taxes	13	37	37	37	27
Repurchase agreement penalties	—	—	6,262	—	—
IPO expenses	—	—	—	—	1,190
Other	2,008	1,703	1,681	1,283	1,500

Total non-interest expense	11,618	10,483	16,901	9,378	10,027

Income (loss) before income taxes	5,315	4,905	(3,019)	4,441	2,573
Income tax expense (benefit)	1,701	1,573	(6,876)	1,410	701

Net income	3,614	3,332	3,857	3,031	1,872
Preferred stock dividends	—	(149)	(276)	(274)	(280)

Income available to common stockholders	$3,614	$3,183	$3,581	$2,757	$1,592

QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)

	4th Quarter 2003			3rd Quarter 2003			2nd Quarter 2003			1st Quarter 2003
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate
Assets
Taxable securities	$758,629	$7,319	3.83%	$652,082	$4,839	2.94%	$620,239	$5,335	3.45%	$546,120	$5,360	3.98%
Federal funds sold	6,746	16	0.94%	8,090	20	0.98%	13,220	43	1.30%	29,394	87	1.20%
Deposits in other banks	1,081	3	1.10%	1,118	4	1.42%	923	4	1.74%	979	3	1.24%
Loans held for sale	71,413	1,159	6.44%	171,971	2,227	5.14%	141,375	1,944	5.52%	100,177	1,460	5.91%
Loans	1,171,395	14,501	4.91%	1,103,340	13,887	4.99%	1,066,440	14,037	5.28%	1,019,507	13,236	5.27%
Less reserve for loan losses	17,394	—	—	17,573	—	—	16,100	—	—	14,944	—	—

Loans, net of reserve	1,225,414	15,660	5.07%	1,257,738	16,114	5.08%	1,191,715	15,981	5.38%	1,104,740	14,696	5.39%

Total earning assets	1,991,870	22,998	4.58%	1,919,028	20,977	4.34%	1,826,097	21,363	4.69%	1,681,233	20,146	4.86%
Cash and other assets	129,068			144,385			120,977			144,205

Total assets	$2,120,938			$2,063,413			$1,947,074			$1,825,438

Liabilities and Stockholders’ Equity
Transaction deposits	$75,723	$116	0.61%	$64,137	$102	0.63%	$62,476	$121	0.78%	$59,584	$112	0.76%
Savings deposits	504,839	1,505	1.18%	477,158	1,466	1.22%	407,081	1,629	1.61%	381,587	1,640	1.74%
Time deposits	544,190	3,290	2.40%	548,288	3,473	2.51%	575,325	3,847	2.68%	524,622	3,630	2.81%

Total interest bearing deposits	1,124,752	4,911	1.73%	1,089,583	5,041	1.84%	1,044,882	5,597	2.15%	965,793	5,382	2.26%
Other borrowings	531,402	2,431	1.81%	527,658	2,328	1.75%	495,511	2,849	2.31%	496,617	2,885	2.36%
Long-term debt	20,620	258	4.96%	20,620	257	4.94%	19,600	253	5.18%	10,310	137	5.39%
Total interest bearing liabilities	1,676,774	7,600	1.80%	1,637,861	7,626	1.85%	1,559,993	8,699	2.24%	1,472,720	8,404	2.31%
Demand deposits	267,614			269,891			246,822			213,991
Other liabilities	8,914			9,592			11,619			11,784
Stockholders’ equity	167,636			146,069			128,640			126,943

Total liabilities and stockholders’ equity	$2,120,938			$2,063,413			$1,947,074			$1,825,438

Net interest income		$15,398			$13,351			$12,664			$11,742
Net interest income to earning assets			3.07%			2.76%			2.78%			2.83%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	4th Quarter 2002
	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate
Assets
Taxable securities	$485,869	$5,164	4.22%
Federal funds sold	12,087	39	1.28%
Deposits in other banks	1,276	22	6.84%
Loans held for sale	93,771	1,448	6.13%
Loans	989,004	13,394	5.37%
Less reserve for loan losses	14,187	—	—

Loans, net of reserve	1,068,588	14,842	5.51%

Total earning assets	1,567,820	20,067	5.08%
Cash and other assets	100,015

Total assets	$1,667,835

Liabilities and Stockholders’ Equity
Transaction deposits	$58,024	$125	0.85%
Savings deposits	374,120	1,690	1.79%
Time deposits	491,056	3,758	3.04%

Total interest bearing deposits	923,200	5,573	2.39%
Other borrowings	413,064	2,665	2.56%
Long-term debt	4,674	65	5.52%

Total interest bearing liabilities	1,340,938	8,303	2.46%
Demand deposits	194,371
Other liabilities	10,077
Stockholders’ equity	122,449

Total liabilities and stockholders’ equity	$1,667,835

Net interest income		$11,764
Net interest income to earning assets			2.98%